UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2019

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23805 Stuart Ranch Road, Suite 235 Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 3, 2019, the Board of Directors of The Crypto Company (the “Company”), after consultation with management and discussion with the Company’s independent registered public accounting firm, concluded that the Company’s previously issued financial statements (and any related audit reports) for the following periods (collectively, the “Relevant Periods”) should no longer be relied upon:

●	the period from Inception (March 9, 2017) to December 31, 2017 and each fiscal quarter therein; and

●	the quarterly periods ended March 31, 2018 and June 30, 2018.

Accordingly, investors should no longer rely upon the Company’s previously issued financial statements for these periods, any earnings releases or other communications relating to these periods, or projections or estimates for any future periods.

This determination follows a correction in accounting under U.S. generally accepted accounting principles (“U.S. GAAP”) related to the treatment of cryptocurrency. During the Relevant Periods, the Company measured its cryptocurrencies at fair value, which the Company believed best reflected the substance of cryptocurrencies, the Company’s financial position and the economics and characteristics of its cryptocurrency investments. The Company has since determined, however, that a change in accounting for its cryptocurrency holdings is required. Specifically, its cryptocurrency investments should be treated as indefinite lived intangibles assets. In connection with the review of its treatment of cryptocurrency holdings, the Company also identified a misclassification of certain token pre-sale and simple agreements for future tokens. In addition, in connection with the acquisition of CoinTracking GmbH on January 26, 2018, the Company has completed its preliminary allocation of the consideration transferred to the assets acquired and liabilities assumed based on the information available and preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The result is the recording of the fair value of intangible assets and noncontrolling interest, as well as other post acquisition adjustments, with any corresponding difference reflected as an adjustment to goodwill. Finally, the restated financial statements will also correct certain other errors identified during the Relevant Periods, which were immaterial individually and in the aggregate. The Company requires additional time to complete an analysis of all necessary adjustments and to determine the extent of the corrections that may be required to its historical financial statements.

In order to allow sufficient time to complete its review and corrections to the historical financial statements, the Company has delayed reporting financial results for the quarter ended September 30, 2018, which will reflect the impact on all Relevant Periods. The Company is also in the process of assessing its internal controls over financial reporting during the Relevant Periods, and it is possible the Company may identify additional material weaknesses. Upon completion of its review, the Company may file an amendment to this Current Report on Form 8-K to describe the Company’s treatment of its financial statements during the Relevant Periods going forward, if the Company deems that such an amendment would be necessary.

Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the nature of the corrected accounting methodology, the estimated impact of these corrections on both historical and future financial results, and management’s ongoing evaluation of the impact of the restatement on its internal control over financial reporting and disclosure controls and procedures. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, including the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of the Company’s disclosure controls and procedures and the effectiveness of the Company’s internal control over financial reporting, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further the financial statements and other financial data for the Relevant Periods. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date: January 3, 2019
	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Chief Operating Officer and Secretary

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